SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

AIM DYNAMICS
FOR PERIOD ENDING 07/31/2007
FILE NUMBER 811-1474
SERIES NO.: 1

74U.  1. Number of shares outstanding (000's Omitted)
         Class A                               9,251
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                               2,810
         Class C                               1,667
         Class R                                 186
         Investor Class                       66,100
         Institutional Class                   6,944

74V.  1. Net asset value per share (to nearest cent)
         Class A                             $ 23.61
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B .                           $ 22.68
         Class C                             $ 22.25
         Class R                             $ 23.51
         Investor Class                      $ 23.61
         Institutional Class                 $ 24.31